Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-267273

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 2, 2022)

6,357,341 Shares

Common Stock

We are issuing 6,357,341 shares of our common stock, par value $0.0001 per share (the “Common Stock”), in a registered direct offering to a limited number of investors (the “investors”) pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement with such investors (this “issuance”). The issuance price is $2.5561 per share.

Delivery of the shares of Common Stock is being made on or about January 24, 2023 only in book-entry form through the facilities of The Depository Trust Company.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT, ITEM 1A (“RISK FACTORS”) BEGINNING ON PAGE 11 OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2021, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 16, 2022, AND ITEM 1A (“RISK FACTORS”) BEGINNING ON PAGE 59 OF OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2022, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 9, 2022, WHICH ARE INCORPORATED BY REFERENCE HEREIN, AS WELL AS THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE HEREIN, TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.

Our Common Stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “PLBY.” On January 23, 2023, the last reported sale price of our Common Stock was $3.04 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus supplement or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have engaged Jefferies LLC (the “Placement Agent”) as our exclusive placement agent with respect to this issuance. The Placement Agent is not purchasing or selling any shares of our Common Stock in this issuance. We have agreed to pay the Placement Agent the placement agent fee set forth in the table below.

	Per Share of Common Stock	Total
Issuance price	$2.5561	$15,000,000
Placement Agent fee(1)(2)	$0.1022	$600,000
Proceeds to us, before expenses	$2.2650	$14,400,000

(1)	The Placement Agent and certain of the investors will also be reimbursed for certain expenses incurred in this issuance. We refer you to “Plan of Distribution” for additional details.

(2)	The Placement Agent fee represents a fee of 4.0% of the aggregate gross proceeds being raised in this issuance. No fee is payable on the 489,026 shares of Common Stock being issued in connection with the commitment fee (as described herein).

Jefferies

The date of this prospectus supplement is January 24, 2023.

TABLE OF CONTENTS

Page

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this issuance of our shares of Common Stock by us, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this issuance. You should read both this prospectus supplement and the accompanying prospectus together with the additional information to which we refer you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference, the information in this prospectus supplement will supersede such information.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement or the accompanying prospectus. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Unless the context indicates otherwise, references in this prospectus supplement to the “Company,” “PLBY,” “we,” “us,” “our” and similar terms refer to PLBY Group, Inc. and its consolidated subsidiaries, including Playboy.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, contain statements that are forward-looking and as such are not historical facts. These statements are based on the expectations and beliefs of the management of the Company in light of historical results and trends, current conditions and potential future developments, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from forward-looking statements. These forward-looking statements include all statements other than historical fact, including, without limitation, statements regarding: the Company’s capital structure, balance sheet, liquidity position, flexibility, long term-strategy and investment in growth; statements regarding the Company’s existing senior secured credit agreement and future covenant-related matters; and statements regarding the Company’s previously announced rights offering (the “Rights Offering“) and this issuance, including the anticipated proceeds from the Rights Offering and this issuance and the results of the Rights Offering and the number of shares to be issued. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus supplement, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When we discuss our strategies or plans, we are making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, our management.

The forward-looking statements contained in this prospectus supplement are based on current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting us will be those that we anticipated. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include prevailing market conditions, in addition to (without limitation): (1) the impact of the COVID-19 pandemic on the Company’s business and acquisitions; (2) the inability to maintain the listing of our Common Stock on Nasdaq; (3) the risk that the Company’s acquisitions or any proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from them; (4) the ability to recognize the anticipated benefits of acquisitions, commercial collaborations, commercialization of digital assets and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and retain its key employees; (5) costs related to being a public company, acquisitions, commercial collaborations and proposed transactions; (6) changes in applicable laws or regulations; (7) the possibility that the Company may be adversely affected by global hostilities, supply chain disruptions, inflation, interest rates, foreign currency exchange rates or other economic, business, and/or competitive factors; (8) risks relating to the uncertainty of the projected financial information of the Company, including changes in our estimates of the fair value of certain of our intangible assets; (9) risks related to the organic and inorganic growth of the Company’s businesses, and the timing of expected business milestones; and (10) other risks and uncertainties indicated in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including those under “Item 1A. Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We caution that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements.

Forward-looking statements included in this prospectus supplement and the accompanying prospectus speak only as of the date of such statement. We do not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as may be required under applicable securities laws. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this Cautionary Note Regarding Forward-Looking Statements.

SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus supplement and the accompanying prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this issuance fully, you should read this prospectus supplement and the accompanying prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements and related notes included in or incorporated by reference into this prospectus supplement or the accompanying prospectus and the documents to which we refer in the “Incorporation of Certain Documents by Reference” section below.

Company Overview

We are a large, global consumer lifestyle company marketing our brands through a wide range of direct-to-consumer products, licensing initiatives, digital subscriptions and content, and location-based entertainment. We reach millions of consumers worldwide with products across four key market categories: Sexual Wellness, including lingerie and intimacy products; Style and Apparel, including a variety of apparel and accessories products for men and women; Gaming and Lifestyle, such as digital gaming, hospitality and spirits; and Beauty and Grooming, including fragrance, skincare, grooming and cosmetics for women and men. Our revenue in the twelve months ended September 30, 2022 was derived 62% from the United States, 16% from Australia, 15% from China and 8% from other regions.

We have three reportable segments: Licensing, Direct-to-Consumer, and Digital Subscriptions and Content. The Licensing segment derives revenue from trademark licenses for third-party consumer products, online gaming and location-based entertainment businesses. The Direct-to-Consumer segment derives its revenue from sales of consumer products sold directly to consumers through our own online channels or through third-party retailers. The Digital Subscriptions and Content segment derives revenue from the subscription of Playboy programming which is distributed through various channels, including websites and domestic and international TV, from sales of tokenized digital art and collectibles, and sales of creator offerings to consumers on playboy.com.

Our Strategy

We aim to build the leading pleasure and leisure lifestyle platform for all people around the world. Our commercial strategy is to capture high consumer lifetime value while maintaining low consumer acquisition costs. We do this by building direct relationships with our customers through our owned-and-operated digital commerce and digital offerings and by utilizing our significant organic reach for marketing efficiency.

We are focused on three key growth pillars. First, accelerating our direct-to-consumer commerce business, where we target an 18-34-year-old consumer base with Sexual Wellness and Apparel offerings. In 2022, the significant majority of our direct-to-consumer customers were under 35. Second, strategically expanding our licensing business in key categories and territories with a focus on China, India and gaming. In addition, we use our licensing business as a marketing tool and brand builder for us, in particular through our high-end designer collaborations and our large-scale partnerships with partners such as PacSun. Third, investing in new emerging growth opportunities, with a focus on scalable digital products and services, that deliver recurring or long tail revenue and allow us to generate significant returns over a three-to-five-year time horizon.

Our creator-led platform is dedicated to creative freedom, artistic expression and sex positivity, and is the cornerstone of our digital strategy in 2022. Creators can set up their own subscription or membership services, directly message with their fans and interact with consumers in other ways. As we expand, we plan to offer creators services that only Playboy can, including the ability to tap into our merchandise design, production and distribution capabilities, artist collaborations, merchandise collaborations with Playboy and Honey Birdette, and access NFTs and blockchain tools. This platform had 2.0 million unique users in the 30 days ended December 16, 2022 and the number of new users in this period was 60% higher than the number of new users in the 30 days prior to our relaunch of the platform on September 14, 2022. The number of spending users and earning creators increased 90% and 150%, respectively, in the three months ended December 16, 2022 relative to the three months prior to our relaunch, and the gross market value of transactions on the platform in the week ended December 16, 2022 was 235% higher than in the week prior to our relaunch.

Lastly, building on our acquisitions of Yandy (now with 33 million unique annual visitors as of December 2022) in December 2019, TLA Acquisition Corp., the owner of the Lovers brand (now with 40 stores as of December 2022), in March 2021, Honey Birdette (Aust) Pty Limited, owner of the luxury lingerie brand Honey Birdette (now with 61 retail stores as of December 2022), in August 2021, and GlowUp Digital Inc., owner of the Dream web platform which has become our content-creator platform, in October 2021, we will continue to identify and assess potentially advantageous merger, acquisition and investment opportunities. Utilizing the flexibility of our operating cash flow, and management expertise, we may pursue additional acquisitions or other strategic opportunities to complement and accelerate our organic growth.

Our Team

We seek to recruit, retain, and incentivize highly talented existing and future employees. We believe that creating a respectful and inclusive environment where team members can be themselves and be supported is critical to attracting, developing and retaining talent. As of January 2022, more than 80% of our workforce identified as women. A set of fundamental values guides our thinking and actions both inside the Company and as we pursue our mission through our interaction with our consumers and our partners around the world. We created these values with the goal of holding ourselves accountable, of preserving what is special, and to inspire and guide ourselves moving forward as we grow and take on new challenges. We believe staying true to these values will drive the long-term value we create in consumers’ lives.

Intellectual Property

We own various trademarks, copyrights and software comprising our intellectual property holdings, including, without limitation, the “Playboy” name, the “RABBIT HEAD DESIGN” logo, the “Yandy” name, the “Lovers” name and the “Honey Birdette” name.

We currently have active trademark registrations in more than 150 countries for our key trademarks, including variations of the PLAYBOY and the RABBIT HEAD DESIGN logo, which are typically the core intellectual property we license pursuant to our licensing agreements and use on our branded consumer products. Trademark registrations typically allow us to exclusively use or permit licensed use of the marks in the product categories in which they are registered. These registrations are typically valid for 10 years from the original date of registration or the date of renewal. When these registrations become due for renewal, we typically renew them unless the registrations have become redundant due to overlapping coverage from other existing registered marks or they cover marks or categories that we no longer actively use or have plans to use in the future. Most jurisdictions allow for an unlimited number of renewals provided that the criteria to apply for renewal are met in the applicable jurisdiction.

Corporate Information

Our principal executive office is located at 10960 Wilshire Blvd, Suite 2200, Los Angeles, California 90024 and our telephone number is (310) 424-1800. We maintain a website at www.plbygroup.com. The information on any websites or web platforms of the Company is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

THE ISSUANCE

Shares of Common Stock issued by us	6,357,341 shares.
Use of proceeds	We estimate that the net proceeds from this issuance will be approximately $13.75 million, after deducting estimated expenses payable by us. We plan to use the net proceeds of this issuance for general corporate purposes, which could include the repayment of senior debt under our Credit and Guaranty Agreement, dated as of May 25, 2021, among Playboy Enterprises, Inc., as the borrower, various lenders and guarantors, and Acquiom Agency Services LLC as the administrative and collateral agent (as amended, our “Credit Agreement”). See “Use of Proceeds” in this prospectus supplement for a more complete description of the intended use of proceeds from this issuance.
Risk factors	The investment involves a high degree of risk. You should carefully read the section entitled “Risk Factors” beginning at page S-7 before you decide to invest in our Common Stock. See also “Where You Can Find More Information” on page S-24.
Securities Purchase Agreement

On January 18, 2023, we entered into a securities purchase agreement with the investors for the sale of up to $25 million of shares of Common Stock (the “Investment”).

Pursuant to the terms and subject to the conditions of the securities purchase agreement, the investors agreed to purchase $15.0 million of shares of Common Stock (the “Initial Investment”) and, to the extent that the Rights Offering is not fully subscribed, up to an additional $10.0 million of shares of Common Stock (the “Backstop Investment”), in each case at $2.5561 per share of Common Stock, which was the subscription price in the Rights Offering.

Pursuant to the securities purchase agreement, we also agreed to pay to the investors (in cash, or in additional shares of Common Stock at the issuance price, or a combination thereof, at the election of each investor), at the closing of the Initial Investment, a commitment fee equal to $1.25 million, regardless of the aggregate amount purchased by the investors.

All investors have elected to receive the commitment fee in additional shares of Common Stock. This prospectus supplement relates to the issuance of 5,868,315 shares of Common Stock to the investors pursuant to the Initial Investment and 489,026 shares of Common Stock to the investors pursuant to the commitment fee. This prospectus supplement does not relate to any Backstop Investment.

Nasdaq symbol	“PLBY”

RISK FACTORS

Purchasing our Common Stock involves a high degree of risk. Before you decide to invest in our Common Stock, you should carefully consider the risks and uncertainties described below and those described in the filings we make with the SEC from time to time that are incorporated by reference herein in their entirety, including the risks and uncertainties set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future. In any such case, the trading price of our Common Stock could fall, and you may lose all or part of your investment.

Risks Related to this Issuance

Proceeds from this issuance (together with the previously announced Rights Offering) may be used to reduce our debt in connection with the previously announced amendment to our Credit Agreement, provide flexibility to continue to improve our capital structure and strengthen our balance sheet and liquidity position as well as for general corporate purposes.

As previously announced, on December 6, 2022, we entered into an amendment to our Credit Agreement to, among other things, provide for:

•     the waiver of the Total Net Leverage Ratio (as defined in the amendment) covenant for the fourth quarter of 2022;

•     a mandatory prepayment by us of $25 million on or before December 30, 2022 (which payment has been made);

•     our ability to voluntarily prepay an additional $5 million by March 1, 2023 (the “23Q1 Payment”) to waive the Total Net Leverage Ratio covenant for the first quarter of 2023;

•     our ability to prepay $50 million (inclusive of the prepayments described above) to waive the Total Net Leverage Ratio covenant for all of 2023 and to adjust the Total Net Leverage Ratio covenant levels in subsequent periods;

•     our ability to prepay an aggregate of $65 million (inclusive of the prepayments described above) to eliminate the lenders’ board observer rights provided for under our Credit Agreement, to eliminate the Applicable Additional Margin (as defined in the amendment), and to waive the Total Net Leverage Ratio covenant for the first quarter of 2024;

•     our ability to prepay $75 million (inclusive of the prepayments described above) to waive the Total Net Leverage Ratio covenant for the second quarter of 2024;

•     our ability to prepay $115 million (exclusive of the 23Q1 Payment except to the extent such payment is in excess of $5 million) to entirely waive the Total Net Leverage Ratio covenant; and

•     our covenant to use 80% of the gross proceeds from our next common equity capital raise (which would include the Rights Offering) to prepay debt under our Credit Agreement up to an aggregate amount of at least $50 million (reduced by any other voluntary prepayments after the date of the amendment (exclusive of the 23Q1 Payment except to the extent such payment is in excess of $5 million)).

All prepayments described above will also reduce our cash maintenance covenants under our Credit Agreement on a dollar-for-dollar basis.

The Rights Offering for $50 million expired at 5:00 p.m., Eastern Time, on January 23, 2023 and, including guaranteed deliveries, is expected to be over-subscribed without the Backstop Investment.

We plan to use the net proceeds of the Rights Offering primarily for repayment of senior debt under our Credit Agreement, and proceeds from this issuance may also be used to repay such debt. In accordance with our Credit Agreement, (i) if we prepay an additional $25 million of borrowings under our Credit Agreement (for an aggregate prepayment of $50 million, inclusive of the $25 million mandatory prepayment we made in December 2022), our compliance with the Total Net Leverage Ratio for all of 2023 would be waived, and the Total Net Leverage Ratio covenant levels would be adjusted accordingly in subsequent periods, and (ii) if we prepay an additional $40 million of borrowings under our Credit Agreement (for an aggregate prepayment of $65 million, inclusive of the mandatory prepayment), our compliance with the Total Net Leverage Ratio covenant for all of 2023 and the first quarter of 2024 would be waived, and the Total Net Leverage Ratio covenant levels would be adjusted accordingly in subsequent periods.

In addition to the Rights Offering and this issuance, we are exploring other options to increase our available cash to be able to make the voluntary prepayments under the amendment and to provide flexibility to continue to improve our capital structure and strengthen our balance sheet and liquidity position. However, if we do not raise sufficient net proceeds to make sufficient voluntary prepayments and to strengthen our balance sheet and liquidity, if our cash needs are greater than we currently expect, if our revenues or cash flows are below our current expectations, or if our expenses are above our current expectations, it could have a material adverse effect on us and our operating results, financial condition and liquidity position. The foregoing could result in our failure to be in compliance with the covenants in our Credit Agreement, or our not receiving an unqualified audit opinion with respect to our financial statements, and we may need to seek further waivers from our lenders, seek to refinance or restructure all or a portion of our indebtedness or capital structure, or seek additional sources of cash from financings, asset sales or other sources, which we may not be able to do so on commercially reasonable terms, in a timely manner or at all.

The price per share of Common Stock for this issuance is equal to the subscription price in the Rights Offering and may not be indicative of the fair value of our Common Stock.

The $2.5561 price per share of Common Stock for this issuance is equal to the subscription price in the Rights Offering, which was established by our board of directors based on several considerations including the historical and current trading prices of our Common Stock, our need for liquidity and capital and other strategic and financing alternatives reasonably available to us. The subscription price for the Rights Offering was the lesser of (i) $3.50 and (ii) eighty-five percent (85%) of a specified volume-weighted average price of a share of Common Stock for a specified ten trading day period through and including January 20, 2023.

On January 23, 2023, the last reported sale price of our Common Stock was $3.04 per share. The price per share of Common Stock does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, losses, financial condition or any other established criteria for fair value, or to the market price of our Common Stock.

Further, the market price of our Common Stock could decline after this issuance and you may not be able to sell shares of our Common Stock purchased in this issuance at a price equal to or greater than the price you paid, or at all.

We have discretion in the use of the net proceeds from the Rights Offering and this issuance. We may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.

Although we currently intend to use the net proceeds from this issuance in the manner described in the section entitled “Use of Proceeds” in this prospectus supplement, our management will have discretion in the application of the net proceeds from this issuance. Our management could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. You will not have the opportunity to influence our decisions on how to use the net proceeds from this issuance. The failure by our management to apply these funds effectively could result in financial losses that could harm our business and cause the price of our Common Stock to decline. We may invest the net proceeds from this issuance, pending their use, in a manner that does not produce income or that loses value.

Whether or not you purchase shares of Common Stock in this issuance, you will suffer immediate dilution of your investment.

The issuance price of $2.5561 per share of Common Stock is substantially higher than the as adjusted net tangible book value per share of our Common Stock. Based on a purchase price of $2.5561 per share of Common Stock, if you purchase Common Stock in this issuance, you would experience immediate dilution of $6.25 per share, representing the difference between our pro forma as adjusted net tangible book value per share after giving effect to this issuance and the purchase price of $2.5561 per share of Common Stock. To the extent outstanding options are exercised or restricted stock unit awards vest at prices below the issuance price per share of Common Stock or we issue additional shares of Common Stock in the future, you will incur further dilution.

Risks Related to our Common Stock

The market price of our Common Stock is likely to be highly volatile, and you may lose some or all of your investment.

The market price of our Common Stock is likely to be highly volatile and may be subject to wide fluctuations in response to a variety of factors, including the following:

•	the impact of the COVID-19 pandemic on our business;

•	the inability to obtain or maintain the listing of our shares of Common Stock on Nasdaq;

•	the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, and our ability to retain our key employees;

•	changes in applicable laws or regulations;

•	risks relating to the uncertainty of our projected financial information; and

•	risks related to the organic and inorganic growth of our business and the timing of expected business milestones.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political, regulatory and market conditions, may negatively affect the market price of our Common Stock, regardless of our actual operating performance.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

The trading market for our Common Stock will be influenced by the research and reports that securities or industry analysts publish about us. If securities or industry analysts initiate coverage and one or more of the analysts who cover us downgrade our Common Stock or publish inaccurate or unfavorable research about our company, our Common Stock share price would likely decline. If analysts publish target prices for our Common Stock that are below the historical sales prices for shares of our Common Stock on a securities exchange or the then-current public price of our Common Stock, it could cause our stock price to decline significantly. Further, if one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our Common Stock could decrease, which might cause our Common Stock price and trading volume to decline.

You may experience future dilution as a result of future equity offerings or other issuances of our shares of Common Stock.

The Rights Offering expired at 5:00 p.m., Eastern Time, on January 23, 2023 and, including guaranteed deliveries, is expected to be over-subscribed without the Backstop Investment. In addition to shares we are issuing in the Rights Offering, in order to raise additional capital, we may in the future offer additional shares of our Common Stock or securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price you paid in this issuance. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this issuance, and investors purchasing shares or other securities in the future could have rights superior to those purchased in this issuance.

Sales of additional shares of our Common Stock or securities convertible into shares of Common Stock will dilute our stockholders’ ownership in us.

Because we do not anticipate paying any cash dividends in the foreseeable future, capital appreciation, if any, would be your sole source of gain.

We currently anticipate we will retain future earnings for the development, operation and expansion of our business and does not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of our shares of Common Stock would be your sole source of gain on an investment in such shares for the foreseeable future.

USE OF PROCEEDS

We estimate that the net proceeds in this issuance will be approximately $13.75 million, after deducting estimated expenses payable by us.

We plan to use the net proceeds of this issuance for general corporate purposes, which could include the repayment of senior debt under the Credit Agreement. See “Risk Factors – Risks Related to this Issuance – Proceeds from this issuance (together with the previously announced Rights Offering) may be used to reduce our debt in connection with the previously announced amendment to our Credit Agreement, provide flexibility to continue to improve our capital structure and strengthen our balance sheet and liquidity position as well as for general corporate purposes.” We have not otherwise determined the amount of net proceeds to be used specifically for such purposes and, as a result, to the extent net proceeds are not used to repay senior debt, management retains broad discretion over the allocation of the net proceeds.

DIVIDEND POLICY

We have not paid any cash dividends on our Common Stock to date. The payment of cash dividends is subject to the discretion of our Board of Directors (the “Board”) and may be affected by various factors, including our future earnings, financial condition, capital requirements, share repurchase activity, current and future planned strategic growth initiatives, levels of indebtedness, and other considerations our Board deems relevant. In addition, the terms of our new credit agreement also restrict our ability to pay dividends, and we may also enter into credit agreements or other borrowing arrangements in the future that may restrict our ability to declare or pay cash dividends on our capital stock. We currently anticipate we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future.

DILUTION

If you invest in our Common Stock in this issuance, your ownership interest will be immediately diluted to the extent of the difference between the price per share of our Common Stock in this issuance and the pro forma net tangible book value per share of our Common Stock immediately after this issuance.

Our net tangible book value as of September 30, 2022, was approximately $(206.3) million, or $(4.51) per share of our Common Stock. Our net tangible book value is the amount of our total tangible assets less our total liabilities and our noncontrolling interest. Net tangible book value per share is our net tangible book value divided by the number of shares of Common Stock outstanding as of September 30, 2022.

As adjusted net tangible book value is our net tangible book value, plus the effect of the sale of shares of our Common Stock in this issuance at $2.5561 per share, after deducting the expenses payable by us in connection with this issuance. This amount represents an immediate increase in the as adjusted net tangible book value of $0.82 per share to our existing stockholders, and an immediate dilution of $6.25 per share to the investors participating in this issuance.

The following table illustrates this dilution on a per share basis:

Price per share	$2.5561
Historical net tangible book value per share as of September 30, 2022	(4.51)
Increase in as adjusted net tangible book value per share attributable to the investors participating in this issuance	0.82
As adjusted net tangible book value per share after giving effect to this issuance	(3.69)
As adjusted dilution per share to the investors participating in this issuance	$6.25

The number of shares of our Common Stock to be outstanding immediately after this issuance is based on 45,782,125 shares of our Common Stock outstanding as of September 30, 2022, and excludes:

•	2,673,556 shares of Common Stock issuable upon exercise of stock options outstanding under our 2018 Equity Incentive Plan and 2021 Equity and Incentive Compensation Plan (our “Equity Plans”);

•	3,386,228 shares of Common Stock issuable upon the vesting and settlement of restricted stock units outstanding under our Equity Plans;

•	1,089,045 shares of Common Stock issuable upon the vesting and settlement of performance-based restricted stock units outstanding under our Equity Plans;

•	51,886 shares of Common Stock to be issued pursuant to a license, services and collaboration agreement;

•	Up to 249,116 shares of Common Stock issuable pursuant to an acquisition indemnity holdback;

•	469,804 shares of Common Stock reserved for future issuances under our 2021 Equity and Incentive Compensation Plan as of September 30, 2022; and

•	any shares of Common Stock that would be issued in the Rights Offering, which would create further dilution.

The foregoing table does not give effect to the exercise of any outstanding options or the Backstop Investment. We may raise additional capital in the future through the sale of equity or convertible debt securities. To the extent options are exercised, or we issue shares of Common Stock in connection with raising additional capital, including through the Backstop Investment, there may be further dilution.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our Common Stock is not intended to be a complete summary of the rights and preferences of such Common Stock and is qualified by reference to our Second Amended and Restated Certificate of Incorporation (for purposes of this section, the “Certificate of Incorporation”), our Amended and Restated Bylaws (for purposes of this section, the “Bylaws”) and each of the agreements containing registration rights (the “Registration Rights Agreements”). We urge you to read each of the Certificate of Incorporation, the Bylaws, the Registration Rights Agreements in their entirety for a complete description of the rights and preferences of our Common Stock.

Authorized Capital Stock

Our Certificate of Incorporation authorized the issuance of 155,000,000 shares, consisting of 150,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $0.0001 par value (the “Preferred Stock”).

Common Stock

Ranking

The voting, dividend and liquidation rights of the holders of our Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board upon any issuance of the Preferred Stock of any series.

Voting

Except as otherwise required by law or our Certificate of Incorporation, each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Company on all matters on which stockholders are entitled to vote generally. Except as otherwise required by law or our Certificate of Incorporation (including any Preferred Stock Designation (as defined below)), the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Notwithstanding any other provision of our Certificate of Incorporation to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to our Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to our Certificate of Incorporation (including any Preferred Stock Designation) or the Delaware General Corporation Law (the “DGCL”).

Dividends

Subject to the rights of the holders of Preferred Stock, holders of shares of Common Stock shall be entitled to receive such dividends and distributions and other distributions in cash, stock or property of the Company when, as and if declared thereon by the Board from time to time out of assets or funds of the Company legally available therefor.

Liquidation, Dissolution and Winding Up

Subject to the rights of the holders of Preferred Stock, shares of Common Stock shall be entitled to receive the assets and funds of the Company available for distribution in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary. A liquidation, dissolution or winding up of the affairs of the Company, as such terms are used in Section B(4) of our Certificate of Incorporation, shall not be deemed to be occasioned by or to include any consolidation or merger of the Company with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets.

No Preemptive, Conversion or Redemption Rights

The holders of shares of Common Stock have no preemptive rights and no right to convert their Common Stock into other securities. There are no redemption or sinking fund provisions applicable to our Common Stock under the Company’s existing Certificate of Incorporation or its Bylaws.

Preferred Stock

Issuance of Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series. The Board is authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock, without stockholder approval, by filing a certificate pursuant to the applicable law of the State of Delaware (a “Preferred Stock Designation”), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designation, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:

•	the designation of the series, which may be by distinguishing number, letter or title;

•	the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

•	the amounts or rates at which dividends will be payable on, and the preferences, if any, of, shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

•	the dates on which dividends, if any, shall be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

•	the amounts payable on, and the preferences, if any, of, shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

•	whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

•	restrictions on the issuance of shares of the same series or any other class or series;

•	the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

•	any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares, all as may be determined from time to time by the Board and stated in the Preferred Stock Designation for such Preferred Stock.

Without limiting the generality of the foregoing, the Preferred Stock Designation of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

On each of May 16, 2022 and August 8, 2022, the Company issued 25,000 shares of Preferred Stock, designated as “Series A Preferred Stock,” as described in the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2022 and the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2022, each of which is incorporated by reference into this prospectus supplement. As of August 8, 2022, all of the Company’s 50,000 shares of Series A Preferred Stock were issued and outstanding.

Anti-Takeover Effects of Delaware Law and the Certificate of Incorporation and Bylaws

The Company has expressly opted out of Section 203 of the DGCL. However, our Certificate of Incorporation contains similar provisions providing that the Company may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Company which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates, owns or within the previous three years owned, 15% or more of the Company’s voting stock.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the Company’s stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Company’s Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our Certificate of Incorporation provides that RT Holdings, Inc. and its affiliates (“RT-ICON”), any of its respective direct or indirect transferees of at least 15% of the outstanding shares of our Common Stock, and any group as to which such persons are a part, do not constitute “interested stockholders” for purposes of this provision. In addition, because the Board approved the sale of Common Stock to the investors in this issuance, the investors in this issuance will not be considered interested stockholders according to Section 203 of the DGCL.

In addition, our Certificate of Incorporation does not provide for cumulative voting in the election of directors. The Company’s Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death or removal of a director in certain circumstances.

Authorized shares of Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of the Company by means of proxy contest, tender offer, merger or otherwise.

Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals

Except as otherwise required by law, our Certificate of Incorporation or our Bylaws, written or printed notice of the meeting of the stockholders stating the place, day and hour of the meeting and, in case of a special meeting, stating the purpose or purposes for which the meeting is called, and in case of a meeting held by remote communication stating such means, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally, or by mail, or if prior consent has been received by a stockholder by electronic transmission, by or at the direction of the Chairman or the President, the Secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the DGCL) by the stockholder to whom the notice is given. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Company. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the DGCL.

Our Bylaws also provide that unless otherwise restricted by our Certificate of Incorporation or our Bylaws, any action required or permitted to be taken at any meeting of our Board or of any committee thereof may be taken without a meeting, if all members of our Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of our Board or committee.

In addition, our Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Amendment to the Certificate of Incorporation and Bylaws

Our Certificate of Incorporation provides that so long as RT-ICON and its affiliates own, in the aggregate, at least 50% in voting power of our Common Stock, any amendment, alteration, change, addition, or repeal of our Certificate of Incorporation requires an affirmative vote of a majority of the then- outstanding shares of Common Stock entitled to vote thereon. At any time when RT-ICON and its affiliates beneficially own, in the aggregate, less than 50% of our outstanding Common Stock, our Certificate of Incorporation requires the affirmative vote by the holders of at least 66 2/3% of our outstanding Common Stock for any amendment, alteration, change, addition, or repeal of our Certificate of Incorporation; provided that, irrespective of RT-ICON ownership, the affirmative vote of holders of at least 66 2/3% of our outstanding Common Stock is required to amend certain provisions of our Certificate of Incorporation, including those provisions changing the size of the Board, the removal of certain directors, the availability of action by majority written consent of the stockholders or the restriction on business combinations with interest stockholders, among others.

The provisions of the DGCL, our Certificate of Incorporation and Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Exclusive Forum

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, with certain limited exceptions, be the sole and exclusive forum for any stockholder (including any beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Company or the Company’s stockholders, (c) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or the charter or bylaws, or (d) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine. Subject to the provisions in the preceding sentence, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint, claim or proceeding asserting a cause of action arising under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act of 1933, as amended (the “Securities Act”). Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in Certificate of Incorporation.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation includes a provision that, to the fullest extent permitted by the DGCL, eliminates the personal liability of directors to us or our stockholders for monetary damages for any breach of fiduciary duty as a director. The effect of these provisions will be to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation will not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Further, our Certificate of Incorporation and our Bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and officers.

The limitation of liability, indemnification and advancement provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Transfer Agent

The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company.

Listing of Common Stock

Our Common Stock is listed on Nasdaq under the symbol “PLBY.”

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion is a summary of U.S. federal income tax considerations generally applicable to non-U.S. holders of shares of our Common Stock that hold such shares as capital assets (generally, for investment). This summary does not consider specific facts and circumstances that may be relevant to a particular holder’s tax position and does not consider the non-income tax consequences (including any U.S. federal estate or gift tax considerations) or the state, local, or non-U.S. tax consequences of an investment in shares of our Common Stock. It also does not apply to non-U.S. holders subject to special tax treatment under U.S. federal income tax laws (including a broker, dealer, or trader in securities or currencies; a financial institution; an insurance company; a tax-exempt organization; a person holding shares of our Common Stock as part of a hedging, integrated, or conversion transaction, a constructive sale, or a straddle; a person that received shares of our Common Stock as compensation; a controlled foreign corporation; a passive foreign investment company; or a former U.S. citizen). This summary is based upon the Internal Revenue Code of 1986, as amended (the “IRC”), existing and proposed Treasury regulations, Internal Revenue Service (“IRS”) rulings and pronouncements, and judicial decisions in effect, all of which are subject to change, possibly on a retroactive basis, or differing interpretations.

The discussion included herein is only a summary. Accordingly, we urge you to consult your tax advisor with respect to your U.S. federal, state, local, and non-U.S. income and other tax consequences in light of your particular situation with respect to holding and disposing of shares of our Common Stock.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of our Common Stock who is:

•	an individual citizen or resident of the U.S.;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (i) if a court within the U.S. is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner of shares of our Common Stock that is not an entity classified as a partnership for U.S. federal income tax purposes and is not a U.S. holder.

If a partnership or other pass-through entity holds shares of our Common Stock, the U.S. federal income tax treatment of a partner or a member will generally depend upon the status of the partner or member and the activities of the partnership or other entity. Accordingly, partnerships or other pass-through entities that hold shares of our Common Stock and partners or members in these partnerships or other entities should consult their tax advisors regarding the U.S. federal income tax consequences of the purchase, ownership, and disposition of shares of our Common Stock.

Dividends

Any dividends we pay to a non-U.S. holder with respect to shares of our Common Stock will generally be subject to withholding tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). To obtain the benefit of a reduced rate under an applicable income tax treaty, a non-U.S. holder must certify as to its non-U.S. status, that no withholding is required pursuant to FATCA (discussed below), and to such right under the applicable income tax treaty on a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E. If, however, a non-U.S. holder provides an IRS Form W-8ECI, certifying that the dividend is effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S. (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the U.S.), the dividend will not be subject to withholding. Instead, such dividends are subject to U.S. federal income tax at regular rates applicable to U.S. persons generally and, for corporate holders, may also be subject to a 30% “branch profits tax” unless the non-U.S. holder qualifies for a lower rate under an applicable U.S. income tax treaty.

Dispositions

A non-U.S. holder will generally not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange, or other taxable disposition of shares of our Common Stock unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S. and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the U.S.;

•	the non-U.S. holder is an individual who is present in the U.S. for 183 or more days in the tax year of the disposition and certain other conditions are satisfied; or

•	we are or have been a “U.S. real property holding corporation” (“USRPHC”) under Section 897 of the IRC during the applicable statutory period and the non-U.S. holder’s shares in us represented more than 5% of the shares of our Common Stock outstanding at any time within the shorter of (i) the five-year period preceding the disposition and (ii) the non-U.S. holder’s holding period, and are otherwise a “U.S. real property interest” under the Foreign Investment in Real Property Tax Act (and the non-U.S. holder is not eligible for any treaty exemption). We do not believe that we currently are a USRPHC, and we do not anticipate becoming a USRPHC in the future.

Gain described in the first bullet above will be subject to U.S. federal income tax on a net income basis at generally applicable U.S. federal income tax rates and, for a non-U.S. holder that is a corporation, may also be subject to a “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

Gain described in the second bullet will generally be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by certain U.S.-source capital losses, if any, of the non-U.S. holder.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act (“FATCA”), withholding at a rate of 30% will generally be required on dividends in respect of shares of our Common Stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the U.S. Department of the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) complies with the terms of an intergovernmental agreement between the U.S. and an applicable foreign country. An intergovernmental agreement between the U.S. and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. Accordingly, the entity through which shares of our Common Stock are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of shares of our Common Stock held by a holder that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Secretary of the Treasury. We will not pay any additional amounts to holders in respect of any amounts withheld. Non-U.S. holders are encouraged to consult their tax advisors regarding the possible implications of this withholding tax on their investment in shares of our Common Stock.

PLAN OF DISTRIBUTION

We have engaged Jefferies LLC to act as our exclusive placement agent with respect to this issuance. The Placement Agent is not purchasing the shares of Common Stock offered by us in this issuance, and is not required to arrange for the purchase or sale of any specific number of shares or dollar amount of our Common Stock. The terms of this issuance were subject to market conditions and negotiations between us and the investors.

The Placement Agent was involved in the arrangements for the sale of the shares in this issuance pursuant to a privately negotiated securities purchase agreement directly between the investors and us.

Delivery of the securities issued is being made on or about January 24, 2023.

We have agreed to pay the Placement Agent a cash fee equal to 4.0% of the aggregate gross proceeds raised in this issuance, and if any, the Backstop Investment. No fee is payable on the 484,026 shares of Common Stock being issued in connection with the commitment fee. The following table shows the total Placement Agent fee we will pay:

Per Share of Common Stock
Placement agent fee	$0.1022
Total	$0.1022

We estimate the total expenses payable by us for this issuance to be approximately $1.25 million, which amount includes (i) the Placement Agent’s fee of approximately $0.6 million, (ii) $300,000 of legal expenses payable on behalf of the Placement Agent, (iii) $50,000 of legal expenses payable to external counsel of one of the investors, and (iv) other estimated expenses, which include legal, accounting, printing costs and various fees associated with the registration and listing of our shares.

Our Common Stock is traded on the Nasdaq under the symbol “PLBY”.

Indemnification. We have agreed to indemnify the Placement Agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Regulation M. The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements of PLBY Group, Inc. as of and for the year ended December 31, 2021 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021, incorporated by reference in this prospectus supplement and in the registration statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021.

The consolidated financial statements of Playboy Enterprises, Inc. (“Legacy Playboy”) as of and for the year ended December 31, 2020 incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Prager Metis CPAs LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Honey Birdette (Aust) Pty Limited and its subsidiaries as of and for the fiscal year ended June 27, 2021 incorporated by reference herein the registration statement in reliance upon the report of KPMG, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The liability of KPMG in relation to the performance of their professional services to Honey Birdette (Aust) Pty Limited, including, without limitation, KPMG’s audits of the financial statements, is limited under the Chartered Accountants Australia and New Zealand Professional Standards Scheme (NSW) approved by the New South Wales Professional Standards Council pursuant to the Professional Standards Act of 1994 of the State of New South Wales, including the Treasury Legislation Amendment (Professional Standards) Act 2004 of Australia (the “Accountants Scheme”). The Accountants Scheme limits civil liability of KPMG to a maximum amount of $75 million. The Accountants Scheme does not limit liability for breach of trust, fraud or dishonesty.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov.

We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are posted on our website at www.plbygroup.com. Any references in this prospectus supplement to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus supplement should be read together with the information in the documents incorporated by reference.

We incorporate by reference the documents listed below that we have previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 16, 2022, and related Form 10-K/A filed with the SEC on April 22, 2022;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 10, 2022 (and related Form 10-Q/A filed with the SEC on May 27, 2022), August 9, 2022 and November 9, 2022, respectively;

•	Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 10, 2022, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 16, 2022;

•	The description of our Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on June 4, 2020 (File No. 001-39312), pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of our Common Stock included as Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2022; and

•	Current Reports on Form 8-K, filed with the SEC on October 21, 2021, March 25, 2022, March 30, 2022, May 17, 2022, June 10, 2022, September 1, 2022, December 7, 2022, December 19, 2022, January 9, 2023, January 17, 2023, January 18, 2023 and January 24, 2023.

We are also incorporating by reference all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this issuance (including those documents filed after the date of the initial registration statement and prior to effectiveness of the registration statement) shall be deemed to be incorporated by reference, other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto.

The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC and incorporate by reference in this prospectus supplement will automatically update and supersede this previously filed information, as applicable, including information in previously filed documents or reports that have been incorporated by reference into this prospectus supplement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at (310) 424-1800, or by sending a written request to PLBY Group, Inc., 10960 Wilshire Blvd., Suite 2200, Los Angeles, CA 90024, Attention: Secretary.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or any supplement is accurate as of any date other than the date on the front of those documents or as of any earlier date as of which such information is given.

PROSPECTUS

$250,000,000

PLBY GROUP, INC.

Common Stock
Preferred Stock

Depositary Securities
Debt Securities
Warrants

and
Units

We may offer, issue and sell, together or separately:

•	shares of our common stock;

•	shares of our preferred stock, which may be issued in one or more series;

•	depositary receipts, representing fractional shares of our preferred stock, which are called depositary shares;

•	debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities;

•	warrants to purchase shares of our common stock, shares of our preferred stock or our debt securities; and

•	units.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE “Risk Factors” SECTION BEGINNING ON PAGE 2 OF THIS PROSPECTUS AND PART IA, “RISK FACTORS” BEGINNING ON PAGE 11 OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2021, FILED WITH THE SEC ON MARCH 16, 2022, WHICH IS INCORPORATED BY REFERENCE HEREIN, AS WELL AS THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE HEREIN, TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE DECIDING TO INVEST IN OUR SECURITIES.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. These securities also may be resold by selling securityholders. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on the Nasdaq Global Market (the “Nasdaq”) under the trading symbol “PLBY.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 2, 2022.

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $250,000,000.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement, free-writing prospectus or, if appropriate, a post-effective amendment, to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement, free-writing prospectus or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

On February 10, 2021, we consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of September 30, 2020 (the “Merger Agreement”), by and among Mountain Crest Acquisition Corp (“MCAC”), MCAC Merger Sub Inc. (“Merger Sub”), and Playboy Enterprises, Inc., a Delaware corporation (“Playboy”), and Suying Liu (solely for purposes of Section 7.2 and Article XI of the Merger Agreement). Pursuant to the terms of the Merger Agreement, Playboy merged with and into Merger Sub, with Playboy surviving the merger as a wholly-owned subsidiary of MCAC (the “Business Combination”), and MCAC changed its name to “PLBY Group, Inc.” upon consummation of the Business Combination.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “PLBY,” “we,” “us,” “our” and similar terms refer to PLBY Group, Inc. and its consolidated subsidiaries, including Playboy.

References to “MCAC” refer to our predecessor company prior to the consummation of the Business Combination. Upon consummation of the Business Combination, MCAC, who was the legal acquirer, was treated as the “acquired” company for financial reporting purposes and Playboy was treated as the accounting predecessor of MCAC for SEC purposes. All references to historical financial information of PLBY Group, Inc. in this prospectus prior to the Business Combination refer to the historical financial information of Playboy unless the context otherwise requires.

In addition, in this prospectus “RT-ICON” means RT-ICON Holdings LLC, a Delaware limited liability company, together with its affiliates and its and their successors and assigns (other than the Company and its subsidiaries).

Risk Factors

Investing in our Common Stock involves risks. You should carefully review the risk factors contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and any risk factors that we may describe in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed subsequently to the Annual Report on Form 10-K, which risk factors are incorporated by reference in this prospectus, the information contained under the heading “Cautionary Note Regarding Forward-Looking Statements” in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption “Risk Factors” in any applicable prospectus supplement or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement before making an investment decision. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected, the market price of our Common Stock could decline and you could lose all or part of your investment. See “Incorporation of Certain Documents by Reference” and “Cautionary Note Regarding Forward-Looking Statements.”

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains statements that are forward-looking and as such are not historical facts. These statements are based on the expectations and beliefs of the management of the Company in light of historical results and trends, current conditions and potential future developments, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from forward-looking statements. These forward-looking statements include all statements other than historical fact, including statements about our future performance and opportunities; benefits of acquisitions and corporate transactions; statements of the plans, strategies and objectives of management for future operations; and statements regarding future economic conditions or performance. When used in this prospectus, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, and include the assumptions that underlie such statements, but the absence of these words does not mean that a statement is not forward-looking. When we discuss our strategies and/or plans, we are making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, our management.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the impact of the COVID-19 pandemic on the Company’s business and acquisitions; (2) the inability to maintain the listing of the shares of our Common Stock on Nasdaq; (3) the risk that the Company’s acquisitions or any proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from them; (4) the ability to recognize the anticipated benefits of acquisitions, commercial collaborations, commercialization of digital assets and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and retain its key employees; (5) costs related to being a public company, acquisitions, commercial collaborations and proposed transactions; (6) changes in applicable laws or regulations; (7) the possibility that the Company may be adversely affected by global hostilities, supply chain disruptions or other economic, business, and/or competitive factors; (8) risks relating to the uncertainty of the projected financial information of the Company; (9) risks related to the organic and inorganic growth of the Company’s businesses, and the timing of expected business milestones; and (10) other risks and uncertainties indicated in our Annual Report on Form 10-K, including those under “Item 1A. Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements.

Forward-looking statements included in this prospectus only as of the date of this prospectus or any earlier date specified for such statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based, except as may be required under applicable law. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are qualified in their entirety by this Cautionary Note Regarding Forward-Looking Statements.

Summary of the Prospectus

This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements and related notes included in this prospectus or incorporated by reference into this prospectus, any applicable prospectus supplement and the documents to which we have referred to in the “Incorporation of Certain Documents by Reference” section below.

Company Overview

We are a large, global consumer lifestyle company marketing our brands through a wide range of direct-to-consumer products, licensing initiatives, digital subscriptions and content, and location-based entertainment. We reach millions of consumers worldwide with products across four key market categories: Sexual Wellness, including lingerie and intimacy products; Style and Apparel, including a variety of apparel and accessories products for men and women; Gaming and Lifestyle, such as digital gaming, hospitality and spirits; and Beauty and Grooming, including fragrance, skincare, grooming and cosmetics for women and men.

We have three reportable segments: Licensing, Direct-to-Consumer, and Digital Subscriptions and Content. The Licensing segment derives revenue from trademark licenses for third-party consumer products, online gaming and location-based entertainment businesses. The Direct-to-Consumer segment derives its revenue from sales of consumer products sold directly to consumers through our own online channels or through third-party retailers. The Digital Subscriptions and Content segment derives revenue from the subscription of Playboy programming which is distributed through various channels, including websites and domestic and international TV, and from sales of tokenized digital art and collectibles.

Our Strategy

We aim to build the leading pleasure and leisure lifestyle platform for all people around the world. Our commercial strategy is to capture high consumer lifetime value while maintaining low consumer acquisition costs. We do this by building direct relationships with our customers through our owned-and-operated digital commerce and digital offerings and by utilizing our significant organic reach for marketing efficiency.

We are focused on three key growth pillars: first, accelerating our direct-to-consumer commerce business, where we target an 18-34-year-old consumer base with Sexual Wellness and Apparel offerings. Second, strategically expanding our licensing business in key categories and territories with a focus on China, India and gaming. In addition, we use our licensing business as a marketing tool and brand builder for us, in particular through our high-end designer collaborations and our large-scale partnerships with partners such as PacSun. Third, investing in new emerging growth opportunities, with a focus on scalable digital products and services, that deliver recurring or long tail revenue and allow us to generate significant returns over a three-to-five-year time horizon.

centerfold.com, our new creator-led platform dedicated to creative freedom, artistic expression and sex positivity, is the cornerstone of our digital strategy in 2022. Creators can set up their own subscription or membership services, directly message with their fans and interact with consumers in other ways. As we expand, we plan to offer creators services that only Playboy can, including the ability to tap into our merchandise design, production and distribution capabilities, artist collaborations, merchandise collaborations with Playboy and Honey Birdette, and access NFTs and blockchain tools.

Lastly, building on our acquisitions of Yandy in December 2019, TLA Acquisition Corp., the owner of the Lovers brand, in March 2021, Honey Birdette (Aust) Pty Limited, owner of the luxury lingerie brand Honey Birdette, in August 2021, and GlowUp Digital Inc., owner of the Dream web platform which has become our centerfold.com content-creator platform, in October 2021, we will continue to identify and assess potentially advantageous merger, acquisition and investment opportunities. Utilizing the flexibility of our operating cash flow, and management expertise, we may pursue additional acquisitions or other strategic opportunities to complement and accelerate our organic growth.

Our Team

We seek to recruit, retain, and incentivize highly talented existing and future employees. We believe that creating a respectful and inclusive environment where team members can be themselves and be supported is critical to attracting, developing and retaining talent. A set of fundamental values guides our thinking and actions both inside the Company and as we pursue our mission through our interaction with our consumers and our partners around the world. We created these values with the goal of holding ourselves accountable, of preserving what is special, and to inspire and guide ourselves moving forward as we grow and take on new challenges. We believe staying true to these values will drive the long-term value we create in consumers’ lives.

Intellectual Property

We own various trademarks, copyrights and software comprising our intellectual property holdings, including, without limitation, the “Playboy” name, the “RABBIT HEAD DESIGN” logo, the “Yandy” name, the “Lovers” name, the “Honey Birdette” name and the “Centerfold” name.

We currently have active trademark registrations in more than 150 countries for our key trademarks, including variations of the PLAYBOY and the RABBIT HEAD DESIGN logo, which are typically the core intellectual property we license pursuant to our licensing agreements and use on our branded consumer products. Trademark registrations typically allow us to exclusively use or permit licensed use of the marks in the product categories in which they are registered. These registrations are typically valid for 10 years from the original date of registration or the date of renewal. When these registrations become due for renewal, we typically renew them unless the registrations have become redundant due to overlapping coverage from other existing registered marks or they cover marks or categories that we no longer actively use or have plans to use in the future. Most jurisdictions allow for an unlimited number of renewals provided that the criteria to apply for renewal are met in the applicable jurisdiction.

Corporate Information

Our principal executive office is located at 10960 Wilshire Blvd, Suite 2200, Los Angeles, California 90024 and our telephone number is (310) 424-1800. We maintain a website at www.plbygroup.com. The information on any websites or web platforms of the Company is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the financing of our operations, the possible repayment of indebtedness, and possible business acquisitions. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will that we offer be described in the applicable prospectus supplement and/or any related free writing prospectus.

Description of CAPITAL Stock

The following summary of the material terms of our Common Stock is not intended to be a complete summary of the rights and preferences of such Common Stock and is qualified by reference to our Second Amended and Restated Certificate of Incorporation (for purposes of this section, the “Certificate of Incorporation”), our Amended and Restated Bylaws (for purposes of this section, the “Bylaws”) and each of the agreements containing registration rights (the “Registration Rights Agreements”). We urge you to read each of the Certificate of Incorporation, the Bylaws, the Registration Rights Agreements in their entirety for a complete description of the rights and preferences of our Common Stock.

Authorized Capital Stock

Our Certificate of Incorporation authorized the issuance of 155,000,000 shares, consisting of 150,000,000 shares of Common Stock, and 5,000,000 shares of preferred stock, $0.0001 par value (the “Preferred Stock”).

Common Stock

Ranking

The voting, dividend and liquidation rights of the holders of our Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the board of directors of the Company (the “Board”) upon any issuance of the Preferred Stock of any series.

Voting

Except as otherwise required by law or our Certificate of Incorporation, each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Company on all matters on which stockholders are entitled to vote generally. Except as otherwise required by law or our Certificate of Incorporation (including any Preferred Stock Designation), the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Notwithstanding any other provision of our Certificate of Incorporation to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to our Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to our Certificate of Incorporation (including any Preferred Stock Designation) or the Delaware General Corporation Law (the “DGCL”).

Dividends

Subject to the rights of the holders of Preferred Stock, holders of shares of Common Stock shall be entitled to receive such dividends and distributions and other distributions in cash, stock or property of the Company when, as and if declared thereon by the Board from time to time out of assets or funds of the Company legally available therefor.

Liquidation, Dissolution and Winding Up

Subject to the rights of the holders of Preferred Stock, shares of Common Stock shall be entitled to receive the assets and funds of the Company available for distribution in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary. A liquidation, dissolution or winding up of the affairs of the Company, as such terms are used in Section B(4) of our Certificate of Incorporation, shall not be deemed to be occasioned by or to include any consolidation or merger of the Company with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets.

No Preemptive, Conversion or Redemption Rights

The holders of shares of Common Stock have no preemptive rights and no right to convert their Common Stock into other securities. There are no redemption or sinking fund provisions applicable to our Common Stock under the Company’s existing Certificate of Incorporation or its Bylaws.

Preferred Stock

Issuance of Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock, without stockholder approval, by filing a certificate pursuant to the applicable law of the State of Delaware (a “Preferred Stock Designation”), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designation, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:

•	the designation of the series, which may be by distinguishing number, letter or title;

•	the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

•	the amounts or rates at which dividends will be payable on, and the preferences, if any, of, shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

•	the dates on which dividends, if any, shall be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

•	the amounts payable on, and the preferences, if any, of, shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

•	whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

•	restrictions on the issuance of shares of the same series or any other class or series;

•	the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

•	any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares, all as may be determined from time to time by the Board and stated in the Preferred Stock Designation for such Preferred Stock.

Without limiting the generality of the foregoing, the Preferred Stock Designation of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

On each of May 16, 2022 and August 8, 2022, the Company issued 25,000 shares of Preferred Stock, designated as “Series A Preferred Stock,” as described in the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2022 and the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2022, each of which is incorporated by reference into this prospectus. As of August 8, 2022, all of the Company’s 50,000 shares of Series A Preferred Stock were issued and outstanding.

Anti-Takeover Effects of Delaware Law and the Certificate of Incorporation and Bylaws

The Company has expressly opted out of Section 203 of the DGCL. However, our Certificate of Incorporation contains similar provisions providing that the Company may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Company which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates, owns or within the previous three years owned, 15% or more of the Company’s voting stock.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with the Company’s Board because the Company’s stockholder approval requirement would be avoided if the Company’s Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Company’s Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our Certificate of Incorporation provides that RT-ICON and its affiliates, any of its respective direct or indirect transferees of at least 15% of the outstanding shares of the Company’s Common Stock, and any group as to which such persons are a part, do not constitute “interested stockholders” for purposes of this provision.

In addition, our Certificate of Incorporation does not provide for cumulative voting in the election of directors. The Company’s Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death or removal of a director in certain circumstances.

Authorized shares of Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of the Company by means of proxy contest, tender offer, merger or otherwise.

Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals

Except as otherwise required by law, our Certificate of Incorporation or our Bylaws, written or printed notice of the meeting of the stockholders stating the place, day and hour of the meeting and, in case of a special meeting, stating the purpose or purposes for which the meeting is called, and in case of a meeting held by remote communication stating such means, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally, or by mail, or if prior consent has been received by a stockholder by electronic transmission, by or at the direction of the Chairman or the President, the Secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the DGCL) by the stockholder to whom the notice is given. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Company. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the DGCL.

Our Bylaws also provide that unless otherwise restricted by our Certificate of Incorporation or our Bylaws, any action required or permitted to be taken at any meeting of our Board or of any committee thereof may be taken without a meeting, if all members of our Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of our Board or committee.

In addition, our Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Amendment to the Certificate of Incorporation and Bylaws

Our Certificate of Incorporation provides that so long as RT-ICON and its affiliates own, in the aggregate, at least 50% in voting power of our Common Stock, any amendment, alteration, change, addition, or repeal of our Certificate of Incorporation requires an affirmative vote of a majority of the then- outstanding shares of Common Stock entitled to vote thereon. At any time when RT-ICON and its affiliates beneficially own, in the aggregate, less than 50% of our outstanding Common Stock, our Certificate of Incorporation requires the affirmative vote by the holders of at least 66 2/3% of our outstanding Common Stock for any amendment, alteration, change, addition, or repeal of our Certificate of Incorporation; provided that, irrespective of RT-ICON ownership, the affirmative vote of holders of at least 66 2/3% of our outstanding Common Stock is required to amend certain provisions of our Certificate of Incorporation, including those provisions changing the size of the Board, the removal of certain directors, the availability of action by majority written consent of the stockholders or the restriction on business combinations with interest stockholders, among others.

The provisions of the DGCL, our Certificate of Incorporation and Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Exclusive Forum

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, with certain limited exceptions, be the sole and exclusive forum for any stockholder (including any beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Company or the Company’s stockholders, (c) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or the charter or bylaws, or (d) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine. Subject to the provisions in the preceding sentence, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint, claim or proceeding asserting a cause of action arising under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act of 1933, as amended (the “Securities Act”). Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in Certificate of Incorporation.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation includes a provision that, to the fullest extent permitted by the DGCL, eliminates the personal liability of directors to us or our stockholders for monetary damages for any breach of fiduciary duty as a director. The effect of these provisions will be to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation will not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Further, our Certificate of Incorporation and our Bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and officers.

The limitation of liability, indemnification and advancement provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Transfer Agent

The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company.

Listing of Common Stock

Our Common Stock is listed on the Nasdaq Global Market under the symbol “PLBY.”

DESCRIPTION OF DEPOSITARY SECURITIES

We may offer depositary receipts representing fractional shares of our Preferred Stock, rather than full shares of Preferred Stock. The shares of Preferred Stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the Preferred Stock represented by the depositary share.

The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of Preferred Stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of Preferred Stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the Preferred Stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the Preferred Stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such Preferred Stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the Preferred Stock, may instruct the Bank Depositary as to how to vote the Preferred Stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holders of depositary shares representing such Preferred Stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of Preferred Stock and all money and other property, if any, represented by those depositary shares. Partial shares of Preferred Stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of Preferred Stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn Preferred Stock may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Description of Debt Securities

The following is a summary of some general terms and provisions of debt securities that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of indenture which we have filed as an exhibit to the registration statement of which this prospectus is a part. If we issue debt securities, we will file any final indenture, and any supplemental indenture or officer’s certificate related to the particular series of debt securities issued, with the SEC, and you should read those documents for further information about the terms and provisions of such debt securities. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our debt securities to be described in the applicable prospectus supplement and/or any free writing prospectus. The applicable prospectus supplement and/or any free writing prospectus may add to, update or change the terms of such debt securities from those described below.

The debt securities sold under this prospectus will be direct obligations of the Company, unless otherwise stated in a prospectus supplement. Such debt securities may be secured or unsecured, and may be senior or subordinated indebtedness, in each case as stated in a prospectus supplement. Our debt securities will be issued under an indenture between us and a trustee. The indenture will be subject to and governed by the Trust Indenture Act. The statements made in this prospectus relating to the indenture and the debt securities to be issued under the indenture are summaries of certain anticipated provisions of the indenture and are not complete.

General

We may issue debt securities that are “senior,” “senior subordinated” or “junior subordinated.” The debt securities that we refer to as “senior” will be direct obligations of the Company and will be equal in priority with our other indebtedness that is not subordinated, without giving effect to collateral arrangements. We may issue debt securities that may be subordinated in right of payment to the prior payment in full of our senior debt, as defined in the applicable prospectus supplement, and may be equal in priority with our other senior subordinated indebtedness, if any, without giving effect to collateral arrangements. We refer to these as “senior subordinated” debt securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated debt securities. These would be “junior subordinated” debt securities.

We may issue debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures or officer’s certificates. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional debt securities of that series.

We anticipate that the indenture will provide that we may, but need not, designate more than one trustee under the indenture, each with respect to one or more series of debt securities. The trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series.

The applicable prospectus supplement and/or any free writing prospectus will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

•	the title and series designation and whether they are senior debt securities, senior subordinated debt securities or junior subordinated debt securities;

•	the aggregate principal amount of the debt securities offered and any limit on the aggregate principal amount of that series that may be authenticated and delivered;

•	the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

•	the stated maturity date;

•	any fixed or variable interest rate or rates per annum;

•	whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series;

•	the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

•	the date from which interest may accrue and any interest payment dates and any related record dates;

•	any sinking fund requirements;

•	any provisions for redemption or repurchase, including the redemption or repurchase price;

•	whether the debt securities are denominated or payable in U.S. dollars, a foreign currency or units of two or more currencies;

•	whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

•	the events of default and covenants of the debt securities, to the extent different from or in addition to those described in this prospectus;

•	whether we will issue the debt securities in certificated or book-entry form;

•	whether the debt securities will be in registered or bearer form and, if in registered form, the denominations, if other than a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof, and, if in bearer form, the denominations and terms and conditions relating thereto;

•	whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global debt security may be exchanged, in whole or in part, for the individual debt securities represented by the global debt security;

•	any addition or change to the provisions relating to the legal defeasance or covenant defeasance provisions of, or the satisfaction and discharge of, the debt securities;

•	whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

•	the guarantee provisions, if any, relating to the debt securities;

•	the subordination provisions, if any, relating to the debt securities;

•	any restriction or condition on the transferability of debt securities;

•	any addition or change to the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;

•	any addition or change to the provisions related to supplemental indentures both with and without the consent of the holders;

•	provisions, if any, granting special rights to holders upon the occurrence of specified events;

•	any addition or change to the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture; and

•	any other terms of debt securities of such series (which terms will not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of the indenture, including those described in this prospectus or any applicable prospectus supplement and/or free writing prospectus, with respect to such series).

We will describe in the applicable prospectus supplement and/or free writing prospectus any material U.S. federal income tax considerations applicable to the debt securities offered by such prospectus supplement.

We may issue debt securities at less than the principal amount payable at maturity. We refer to these debt securities as “original issue discount” debt securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax considerations applicable to original issue discount debt securities.

Except as may be described in any prospectus supplement and/or free writing prospectus, the indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us. You should review carefully the applicable prospectus supplement and/or free writing prospectus for information with respect to events of default and covenants applicable to the debt securities being offered.

Denominations and Interest

Unless otherwise described in the applicable prospectus supplement and/or free writing prospectus, we will issue debt securities of any series that are registered debt securities in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.

Unless otherwise specified in the applicable prospectus supplement and/or free writing prospectus, we will pay the interest, principal and any premium at the corporate trust office of the trustee or, at our option, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States or, in the case of global debt securities, in accordance with the procedures of the depositary for such debt securities.

Certain Covenants

If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

SEC Reports

The indenture provides that we agree to file with the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents, and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act. Such information, documents and other reports shall be deemed filed with the trustee at the time such information, documents and other reports are publicly filed with the SEC.

Merger, Consolidation or Sale of Assets

The indenture provides that we shall not merge, consolidate or amalgamate with or into any other person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of our property in any one transaction or series of related transactions unless:

(1)            The Company shall be the surviving person (the “Surviving Person”) or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a person organized and existing under the laws of the U.S., any State thereof or the District of Columbia,

(2)            the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by the Company,

(3)            immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default shall have occurred and be continuing, and

(4)            The Company shall deliver, or cause to be delivered, to the trustee, an officer’s certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with.

For the purposes of this covenant, the sale, transfer, assignment, lease, conveyance or other disposition of all the property of one or more subsidiaries of the Company, which property, if held by the Company instead of such subsidiaries, would constitute all or substantially all the property of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all the property of the Company.

Notwithstanding the foregoing, (i) any subsidiary may merge, consolidate or amalgamate with or into or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its property to the Company or another subsidiary and (ii) the Company may merge with an affiliate incorporated solely for the purpose of and with the sole effect of reincorporating or reorganizing the Company in another state of the United States.

Events of Default

Each of the following constitutes an event of default with respect to a particular series of debt securities:

(1)            a default in the payment of principal of or premium, if any, on any debt security of such series when due at its maturity, upon optional redemption, upon required repurchase or otherwise,

(2)            our failure to pay interest on any debt security of such series within 30 days of when such amount becomes due and payable,

(3)            our failure to comply with any of our covenants or agreements in the indenture (other than a covenant or agreement that does not apply to such series of debt securities) or any debt security of such series (other than a failure that is subject to the foregoing clause (1) or (2)) and our failure to cure (or obtain a waiver of) such default and such failure continues for 90 days after written notice is given to us as provided below,

(4)            certain events of bankruptcy, insolvency or reorganization affecting us with respect to such series, and

(5)            any other event of default described as may be specified in the applicable prospectus supplement with respect to such series.

A default under clause (3) with respect to a particular series of debt securities is not an event of default with respect to such debt securities until the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding notify us of the default and we do not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

If an event of default with respect to a particular series of debt securities (other than an event of default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to us with respect to such series) shall have occurred and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding may declare, by notice to us in writing (and to the trustee, if given by holders of such debt securities of such series) specifying the event of default, to be immediately due and payable the principal amount of all the debt securities of such series then outstanding, plus accrued but unpaid interest to the date of acceleration. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of the debt securities of such series then outstanding may, under certain circumstances, rescind and annul such acceleration and waive such event of default if all events of default with respect to such series, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the indenture. In case an event of default with respect to a particular series of debt securities resulting from certain events of bankruptcy, insolvency or reorganization with respect to us with respect to such series shall occur, the principal amount of all of the debt securities of such series then outstanding, plus accrued and unpaid interest, with respect to the debt securities of such series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of such series.

If we exercise our legal defeasance option with respect to the debt securities of a particular series, payment of the debt securities of such series may not be accelerated because of an event of default with respect thereto. If we exercise the covenant defeasance option with respect to the debt securities of a particular series, payment of the debt securities of such series may not be accelerated because of an event of default specified in clause (3) (with respect to the restrictive covenants applicable to the debt securities of such series) or clause (5) (as it may be specified in the terms of the debt securities of such series).

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities of any series, unless such holders shall have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the debt securities of a particular series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of debt securities of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(1)            such holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of such series,

(2)            the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding have made a written request and offered indemnity to the trustee reasonably satisfactory to it to institute such proceeding as trustee, and

(3)            the trustee shall not have received from the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding a written direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any debt security for enforcement of payment of the principal of, and premium, if any, or interest on, such debt security on or after the respective due dates expressed in such debt security.

The indenture provides that if a default with respect to the debt securities of a particular series occurs and is continuing and is known to the trustee, the trustee must send, by first class mail (or, in the case of global debt securities, electronically through the procedures of the depositary for such global debt securities), to each holder of debt securities of such series notice of the default within 90 days after it occurs. The trustee may withhold the notice if and so long as it in good faith determines that withholding notice is in the interest of the holders of the debt securities of such series.

The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a written statement of an officer regarding compliance with the indenture. Within 30 days after the occurrence of any default or event of default, we are required to deliver to the trustee written notice in the form of an officer’s certificate a statement specifying its status and what actions we are taking or propose to take with respect thereto.

Modification and Waiver

Modifications and amendments of the indenture may be made by us for such series of debt securities and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected by such modification or amendment.

No such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby,

•	reduce the percentage of principal amount of debt securities the holders of which must consent to an amendment, modification, supplement or waiver,

•	reduce the rate of or extend the time of payment for interest on such debt security,

•	reduce the principal amount or extend the stated maturity of such debt security,

•	reduce the redemption price of such debt security or add redemption provisions to such debt security,

•	make such debt security payable in money other than that stated in the indenture or the debt security, or

•	impair the right to receive, and to institute suit for the enforcement of, any payment with respect to such debt security.

Without the consent of any holder, we and the trustee may amend the indenture to, among other things, provide for the assumption by a successor of our obligations under the indenture as permitted thereunder; establish the forms or terms of debt securities of any series; provide for the issuance of additional debt securities of any series, subject to any limitations set forth in the terms of such series; add guarantees or security with respect to any series of debt securities or confirm and evidence the release, termination or discharge of any guarantee or security interest in accordance with the indenture; comply with the requirements of the SEC in connection with the qualification and maintenance of qualification under the Trust Indenture Act and comply with the rules of any applicable securities depositary; conform the text of the indenture or the debt securities or any future subsidiary guarantees to any description thereof in this prospectus or any prospectus supplement and/or free writing prospectus; cure any ambiguity, omission, defect or inconsistency; add to, change or eliminate any of the provisions, so long as such addition, change or elimination does not apply to any debt security of any existing series of debt securities entitled to the benefit of such provision or modify the rights of the holder of any such debt security with respect to such provision or such addition, change or elimination only becomes effective when there is no such debt security outstanding; or make any other change that does not adversely affect the rights of any holder in any material respect.

The holders of a majority in principal amount of the outstanding debt securities of a particular series affected may waive compliance by us with certain restrictive provisions of the indenture with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of a particular series may waive any past default with respect to such series under the indenture, except a default in the payment of accelerated principal, premium, if any, or interest, if any, and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series.

Governing Law

Any issued debt securities and the indenture will be governed by the laws of the State of New York.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

Each trustee may resign or be removed with respect to one or more series of debt securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Defeasance

We may terminate at any time all our obligations with respect to the debt securities of a particular series and the indenture as it applies to such series, which we refer to as “legal defeasance,” except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities of such series, to replace mutilated, destroyed, lost or stolen debt securities of such series and to maintain a registrar and paying agent in respect of the debt securities of such series. We may also terminate at any time our obligations with respect to the restrictive covenants applicable to the debt securities of a particular series, which we refer to as “covenant defeasance.” We may exercise the legal defeasance option notwithstanding our prior exercise of the covenant defeasance option.

The legal defeasance option or the covenant defeasance option with respect to the debt securities of a particular series may be exercised only if:

(1)            we irrevocably deposit in trust with the trustee money or U.S. Government obligations or a combination thereof for the payment of principal of and interest on the debt securities of such series to maturity that is sufficient (based on a certificate, report or opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants in the United States in the case of U.S. Government obligations) to pay principal and interest when due on all the debt securities of such series to maturity,

(2)            no default or event of default with respect to the debt securities of such series has occurred and is continuing on the date of such deposit (other than, if applicable, a default or event of default with respect to the debt securities of such series resulting from the borrowing of funds and any funds related thereto to be applied to such deposits and any similar and substantially concurrent deposit relating to other indebtedness and the granting of liens in connection therewith),

(3)            such legal defeasance or covenant defeasance does not constitute a default under any other material agreement binding us (other than, if applicable, a default resulting from the borrowing of funds and any funds related thereto to be applied to such deposits and any similar and substantially concurrent deposit relating to other indebtedness and the granting of liens in connection therewith),

(4)            in the case of the legal defeasance option, we deliver to the trustee an opinion of counsel stating that:

(a)            we have received from, or there has been provided by, the IRS a ruling, or

(b)            since the date of the indenture there has been a change in the applicable U.S. federal income tax law,

to the effect, in either case, that, and based thereon such opinion of counsel shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred,

(5)            in the case of the covenant defeasance option, we deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, and

(6)            we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance, as applicable, relating to the debt securities of such series have been complied with as required by the indenture.

Discharge of the Indenture

When (i) we deliver to the trustee all outstanding debt securities of a particular series (other than debt securities replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding debt securities of a particular series have become due and payable, whether at maturity or as a result of the sending of a notice of redemption as described above (or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption), and we irrevocably deposit with the trustee funds sufficient to pay at maturity or upon redemption all outstanding debt securities of such series, including principal of, premium if any, and interest thereon, and if in either case we pay all other sums related to the debt securities of such series payable under the indenture by us, then the indenture shall, subject to certain surviving provisions, cease to be of further effect with respect to the debt securities of such series. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the debt securities of such series on our demand accompanied by an officer’s certificate and an opinion of counsel.

Subordination

We will describe in the applicable prospectus supplement and/or free writing prospectus the terms and conditions, if any, upon which any series of senior subordinated debt securities or junior subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the “senior indebtedness” with respect to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default with respect to such debt securities; and

•	provisions requiring holders of the debt securities being offered to remit payments to holders of senior indebtedness.

Global Debt Securities

We may issue the debt securities of a series in whole or in part in the form of one or more registered global debt securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global debt securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global debt security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global debt security may not be transferred except as a whole:

•	by the depositary for such registered global debt security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global debt security. We currently anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•	ownership of beneficial interests in a registered global debt security will be limited to persons that have accounts with the depositary for the registered global debt security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•	upon the issuance of a registered global debt security, the depositary for the registered global debt security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global debt security beneficially owned by the participants;

•	any underwriters, dealers or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•	ownership of any beneficial interest in the registered global debt security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global debt securities.

So long as the depositary for a registered global debt security, or its nominee, is the registered owner of the registered global debt security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global debt security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global debt security:

•	will not be entitled to have the debt securities represented by a registered global debt security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global debt security must rely on the procedures of the depositary for the registered global debt security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under currently existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global debt security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global debt security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal of and premium, if any, and interest, if any, on debt securities represented by a registered global debt security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global debt security. Neither we nor the trustee or any other agent of us or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global debt security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global debt security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global debt security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global debt security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

No registered global debt security may be exchanged in whole or in part for debt securities registered, and no transfer of a registered global debt security in whole or in part may be registered, in the name of any person other than the depositary for such registered global debt security, unless (i) such depositary notifies us that it is unwilling or unable to continue as depositary for such registered global debt security or has ceased to be a clearing agency registered under the Exchange Act, and we fail to appoint an eligible successor depositary within 90 days, (ii) an event of default shall have occurred and be continuing with respect to debt securities of such series, (iii) we determine (subject to the depositary’s procedures) not to have the debt securities of such series represented by a global debt security, or (iv) circumstances, if any, exist in addition to or in lieu of the foregoing as have been specified for that purpose in an applicable prospectus supplement. In any such case, the affected registered global debt security may be exchanged in whole or in part for debt securities in definitive form and the applicable trustee will register any such debt securities in such name or names as such depositary directs.

We currently anticipate that certain registered global debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, and will be registered in the name of Cede & Co., as the nominee of DTC. DTC has advised us that DTC is a limited purpose trust company organized under the Banking Law of the State of New York, a “banking organization” within the meaning of the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The information in this paragraph concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. In the event registered global debt securities are deposited with, or on behalf of, a depositary other than DTC, we will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement relating to that particular series of debt securities.

We may also issue bearer debt securities of a series in the form of one or more global debt securities, referred to as “bearer global debt securities.” We currently anticipate that we will deposit these bearer global debt securities with a common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global debt security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global debt security, with respect to the portion of the series represented by a bearer global debt security.

Neither we nor the trustee assumes any responsibility for the performance by DTC or any other depositary or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

None of the Company, or any underwriter, dealer, agent, trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of, beneficial interests in a global debt security, or for maintaining, supervising or reviewing any records.

Description of Warrants

We may issue warrants for the purchase of shares of our Common Stock, shares of Preferred Stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

General

We may issue warrants for the purchase of shares of our Common Stock, shares of Preferred Stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

●	the offering price;

●	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

●	the number of warrants offered;

●	the exercise price and the amount of securities you will receive upon exercise;

●	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

●	the rights, if any, we have to redeem the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

●	the name of the warrant agent; and

●	any other material terms of the warrants.

After warrants expire, they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of two or more of the securities described in this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units or the unit or other agreement, if any, under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to a particular issue of units will describe, among other things:

●	the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions related to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any other material provisions of the units or governing unit or other agreement, if any.

PLAN OF DISTRIBUTION

We and any selling security holder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	through agents;

•	to or through underwriters;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through brokers or dealers;

•	directly by us or any selling security holders to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, we and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.

We may sell offered securities through agents designated by us from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the applicable prospectus supplement. Unless indicated in such prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling stockholder. We or any selling stockholder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is satisfied.

In connection with an underwritten offering, we and any selling stockholder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling security holder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

LEGAL MATTERS

The validity of our securities offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements of PLBY Group, Inc. as of and for the year ended December 31, 2021 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021, incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021.

The consolidated financial statements of Playboy Enterprises, Inc. (“Legacy Playboy”) as of and for the year ended December 31, 2020 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Prager Metis CPAs LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Honey Birdette (Aust) Pty Limited and its subsidiaries as of and for the fiscal year ended June 27, 2021 incorporated by reference herein the registration statement in reliance upon the report of KPMG, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The liability of KPMG in relation to the performance of their professional services to Honey Birdette (Aust) Pty Limited, including, without limitation, KPMG’s audits of the financial statements, is limited under the Chartered Accountants Australia and New Zealand Professional Standards Scheme (NSW) approved by the New South Wales Professional Standards Council pursuant to the Professional Standards Act of 1994 of the State of New South Wales, including the Treasury Legislation Amendment (Professional Standards) Act 2004 of Australia (the “Accountants Scheme”). The Accountants Scheme limits civil liability of KPMG to a maximum amount of A$75 million. The Accountants Scheme does not limit liability for breach of trust, fraud or dishonesty.

Where You Can Find More Information

We are subject to the reporting requirements of the Exchange Act, and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov.

We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are posted on our website at www.plbygroup.com. Any references in this prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

We incorporate by reference the documents listed below that we have previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 16, 2022, and related Form 10-K/A filed with the SEC on April 22, 2022;

●	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022, filed with the SEC on May 10, 2022 and August 9, 2022, respectively, and related Form 10-Q/A filed with the SEC on May 27, 2022;

●	Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 10, 2022, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 16, 2022;

●	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on June 4, 2020 (File No. 001-39312), pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of the Company’s Common Stock included as Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2022; and

●	Current Report on Form 8-K, filed with the SEC on October 21, 2021, March 25, 2022, March 30, 2022, May 17, 2022, June 10, 2022 and September 1, 2022.

We are also incorporating by reference all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (including those documents filed after the date of the initial registration statement and prior to effectiveness of the registration statement) shall be deemed to be incorporated by reference, other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto.

The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference in this prospectus will automatically update and supersede this previously filed information, as applicable, including information in previously filed documents or reports that have been incorporated by reference into this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at (310) 424-1800, or by sending a written request to PLBY Group, Inc., 10960 Wilshire Blvd., Suite 2200, Los Angeles, CA 90024, Attention: Secretary.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or as of any earlier date as of which such information is given.

6,357,341 Shares

Shares of Common Stock

PROSPECTUS SUPPLEMENT

Jefferies

January 24, 2023